EXHIBIT 32
Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, each undersigned officer of NYSE Euronext (the “Company”) hereby certifies that, to such officer's knowledge, the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 26, 2013

/s/ Duncan L. Niederauer
Duncan L. Niederauer
Chief Executive Officer
Date: February 26, 2013

/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Group Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.